Exhibit 10.1

AMENDMENT AND CONSENT AGREEMENT

This Amendment and Consent Agreement (this “Agreement”), dated as of December 14, 2010, and effective as of the Effective Date (as defined below), is made by and among Genta Incorporated, a Delaware corporation (the “Company”), and the undersigned parties whose names are set forth on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”).

WHEREAS, the Company previously entered into the April 2009 Purchase Agreement, the April 2009 Consent Agreement, the November 2010 Amendment Agreement, the Security Agreement and the Account Control Agreement and previously issued the June 2008 Notes, the April 2009 Notes, the September 2009 Notes and the 2010 Notes (each as defined below);

WHEREAS, the Company desires to effect a reverse stock split of its Common Stock (the “Reverse Stock Split”);

WHEREAS, pursuant to Section 5 of the November 2010 Amendment Agreement, the holders of the 2010 Notes, the April 2009 Notes and the September 2009 Notes have approval rights with respect to the Company’s proposed Reverse Stock Split; and

WHEREAS, the undersigned Holders representing the Requisite Holders have agreed to consent to the Reverse Stock Split under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.

(a)           “2010 Notes” means the B Notes, C Notes, D Notes and E Notes.

(b)           “Account Control Agreement” means that certain Pledged Collateral Account Control Agreement with Restricted Access dated as of March 9, 2010, by and among the Company, Tang Capital Partners, L.P. and Barclays Capital Inc.

(c)           “April 2009 Consent Agreement” means that certain Consent Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended.

(d)           “April 2009 Purchase Agreement” means that certain Securities Purchase Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended.

(e)           “April 2009 Notes” means the Company’s Senior Secured Convertible Promissory Notes due April 2, 2012, as amended, including any additional such notes issued by way of payment in kind of interest accrued on such notes.

(f)           “B Notes” has the meaning ascribed to such term in the March 2010 Purchase Agreement, including any additional such notes issued by way of payment in kind of interest accrued on such notes.

(g)           “C Notes” has the meaning ascribed to such term in the March 2010 Purchase Agreement, including any additional such notes issued by way of payment in kind of interest accrued on such notes.

(h)           “D Notes” has the meaning ascribed to such term in the March 2010 Purchase Agreement, including any additional such notes issued by way of payment in kind of interest accrued on such notes.

(i)           “Effective Date” means the date and time when this Agreement has been executed and delivered by the Company and the Requisite Holders.

(j)           “E Notes” has the meaning ascribed to such term in the March 2010 Purchase Agreement, including any additional such notes issued by way of payment in kind of interest accrued on such notes.

(k)          “July 2009 Notes” means the Company’s Unsecured Subordinated Convertible Promissory Notes due July 7, 2011, as amended, issued by the Company on July 7, 2009 and September 4, 2009 pursuant to that certain Securities Purchase Agreement, dated as of July 7, 2009, as amended, by and among the Company and the parties list on Exhibit A thereto.  The July 2009 Notes shall include those notes that have been issued by way of payment in kind of the interest accrued on such notes.

(l)           “June 2008 Notes” means the Company’s Senior Secured Convertible Notes due June 9, 2011, as amended, including any additional such notes issued by way of payment in kind of interest accrued on such notes.

(m)          “March 2010 Purchase Agreement” means that certain Securities Purchase Agreement dated as of March 5, 2010, by and among the Company and the parties listed on Exhibit A thereto, as amended.

(n)           “November 2010 Amendment Agreement” means that certain Amendment and Acknowledgment Agreement dated as of November 5, 2010, by and among the Company and the parties listed on Exhibit A thereto, as the same may be amended from time to time.

(o)           “Outstanding Notes” means all of the 2010 Notes, September 2009 Notes, July 2009 Notes, April 2009 Notes and June 2008 Notes, held by the Holders as of the Effective Date.

(p)           “Requisite Holders” means (i) the holders of at least 66 2/3% of the combined principal amount of the currently outstanding B Notes, (ii) the holders of at least 66 2/3% of the combined principal amount of the currently outstanding C Notes, (iii) the holders of at least 66 2/3% of the combined principal amount of the currently outstanding D Notes, (iv) the holders of at least 66 2/3% of the combined principal amount of the currently outstanding E Notes, (v) the holders of at least two-thirds of the combined principal amount of the currently outstanding July 2009 Notes, (vi) the holders of at least two-thirds of the currently outstanding September 2009 Notes, (vii) the holders of at least two-thirds of the combined principal amount of the April 2009 Notes, (viii) the holders of at least 66 2/3% of the combined principal amount of the B Notes outstanding as of the effective date of the November 2010 Amendment Agreement (the “November Effective Date”), (ix) the holders of at least 66 2/3% of the combined principal amount of the C Notes outstanding as of the November Effective Date, (x) the holders of at least 66 2/3% of the combined principal amount of the D Notes outstanding as of the November Effective Date, (xi) the holders of at least 66 2/3% of the combined principal amount of the E Notes outstanding as of the November Effective Date, (xii) the holders of at least two-thirds of the principal amount of the outstanding September 2009 Notes as of the November Effective Date, and (xiii) the holders of at least two-thirds of the principal amount of the outstanding April 2009 Notes as of the November Effective Date.

(q)           “Security Agreement” means that certain Security Agreement dated as of March 5, 2010 by and between the Company and Tang Capital Partners, L.P.

(r)           “September 2009 Notes” means the Company’s Unsecured Subordinated Convertible Notes due July 7, 2011 issued by the Company pursuant to that certain Securities Purchase Agreement dated September 4, 2009 by and among the Company and the Purchasers listed on Exhibit A thereto.  The September 2009 Notes shall include those notes that have been issued by way of payment in kind of the interest accrued on such notes.

2.           Consent to Reverse Stock Split.  The undersigned Holders hereby irrevocably (except as expressly provided below) approve, for all purposes and in all respects under the November 2010 Amendment Agreement (and not for any other agreement or other purpose), a Reverse Stock Split in a ratio to be determined by the Board of Directors of the Company at a later point, to be effective on  January 31, 2011, before the open of the United States capital markets on such effective date, or as soon as practicable thereafter if a delay is caused by a government office, agency or other regulatory body, and not before such date (the “Approved Reverse Stock Split”).  Notwithstanding the foregoing, if the Company does not effect the Approved Reverse Stock Split on or before February 18, 2011, the approval of the Reverse Stock Split shall automatically and without any action of the Holders be revoked and of no further force and effect.  In addition, the Company hereby agrees that it shall not effect any reserve stock split prior to effecting the Approved Reverse Stock Split.

3.           Amendment of Notes.

(a)           Section 3.1(c) of each 2010 Note is hereby amended and restated in its entirety to read as follows:

“(c)           Conversion Limitations.  For purposes of this Section 3.1(c), “Limitation Period” shall mean the period of time commencing on January 3, 2011, and ending the date that is the earlier of (i) 30 days prior to the Maturity Date and (ii) the date the Company enters into any agreement with respect to any capital raising transaction or offer to, sell to, issue to or exchange with (or make any other type of distribution to) any third party: (x) Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including convertible debt securities, or (y) any instrument representing liabilities for borrowed money.  During the Limitation Period, the Holder hereby agrees that such Holder will not convert this Note on any day of a Monday through Sunday calendar week (each a “Conversion Week”) to the extent that, together with all prior conversions under the Outstanding Notes during such Conversion Week, if any, the total principal amount of the Outstanding Notes that has been converted during such Conversion Week (rounded to the nearest $0.01) exceeds the product of (x) the outstanding principal amount of the Outstanding Notes, multiplied by (y) the Conversion Cap for such calendar week. In determining the “Conversion Cap” for any Conversion Week other than the Fixed Conversion Weeks, if the quotient of (A) the VWCP (as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the Conversion Date) for the Trading Days during the previous Monday through Sunday calendar week ending on the last Trading Day prior to the applicable Conversion Week, divided by (B) the applicable Conversion Price of this Note on the first Trading Day of such Conversion Week is: (1) less than one, then the Conversion Cap shall be 0%; (2) greater than or equal to one and less than two, then the Conversion Cap shall be 0.2%; (3) greater than or equal to two and less than three, then the Conversion Cap shall be 0.4%; (4) greater than or equal to three and less than four, then the Conversion Cap shall be 0.8%; (5) greater than or equal to four and less than five, then the Conversion Cap shall be 1.2%; (6) greater than or equal to five and less than six, then the Conversion Cap shall be 1.6%; (7) greater than or equal to six and less than seven, then the Conversion Cap shall be 2.0%; (8) greater than or equal to seven and less than eight, then the Conversion Cap shall be 2.4%; (9) greater than or equal to eight and less than nine, then the Conversion Cap shall be 2.8%; (10) greater than or equal to nine and less than ten, then the Conversion Cap shall be 3.2%; or (11) greater than or equal to ten, then the Conversion Cap shall be 3.6%.  The Conversion Cap for the Fixed Conversion Weeks shall be 0.4%.  For purposes of this Section 3.1(c): (I) “Outstanding Notes” means all of the Company’s convertible promissory notes, including convertible promissory notes that have been issued by way of payment of interest in kind, held by the Holder as of December 30, 2010, other than any convertible promissory notes issued by the Company to the Holder pursuant to the Purchase Option (as defined in that certain Consent Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended) and any convertible promissory notes issued by the Company to the Holder pursuant to the Purchase Right (as defined in that certain Securities Purchase Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended); and (II) “Fixed Conversion Weeks” means the Conversion Weeks commencing on January 3, 2011 and: (a) if the Company effects the reverse stock split approved by the holders of its outstanding convertible promissory notes pursuant to that certain Amendment and Consent Agreement dated as of December 14, 2010 (the “Approved Reverse Stock Split”) on or before February 4, 2011, then February 28, 2011; (b) if the Company effects the Approved Reverse Stock Split after February 4, 2011 and on or before February 11, 2011, then March 7, 2011; (c) if the Company effects the Approved Reverse Stock Split after February 11, 2011 and on or before February 18, 2011, then March 14, 2011; or (d) if the Company does not effect the Approved Reverse Stock Split on or before February 18, 2011, then March 21, 2011.”

(b)           Section 3.1(c) of each July 2009 Note and September 2009 Note is hereby amended and restated in its entirety to read as follows:

“(c)           Conversion Limitations.  For purposes of this Section 3.1(c), “Limitation Period” shall mean the period of time commencing on January 3, 2011, and ending the date that is the earlier of (i) 30 days prior to the Maturity Date and (ii) the date the Company enters into any agreement with respect to any capital raising transaction or offer to, sell to, issue to or exchange with (or make any other type of distribution to) any third party: (x) Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including convertible debt securities, or (y) any instrument representing liabilities for borrowed money.  During the Limitation Period, the Holder hereby agrees that such Holder will not convert this Note on any day of a Monday through Sunday calendar week (each a “Conversion Week”) to the extent that, together with all prior conversions under the Outstanding Notes during such Conversion Week, if any, the total principal amount of the Outstanding Notes that has been converted during such Conversion Week (rounded to the nearest $0.01) exceeds the product of (x) the outstanding principal amount of the Outstanding Notes, multiplied by (y) the Conversion Cap for such calendar week. In determining the “Conversion Cap” for any Conversion Week other than the Fixed Conversion Weeks, if the quotient of (A) the VWCP (as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the Conversion Date) for the Trading Days during the previous Monday through Sunday calendar week ending on the last Trading Day prior to the applicable Conversion Week, divided by (B) the applicable Conversion Price of this Note on the first Trading Day of such Conversion Week is: (1) less than one, then the Conversion Cap shall be 0%; (2) greater than or equal to one and less than two, then the Conversion Cap shall be 0.2%; (3) greater than or equal to two and less than three, then the Conversion Cap shall be 0.4%; (4) greater than or equal to three and less than four, then the Conversion Cap shall be 0.8%; (5) greater than or equal to four and less than five, then the Conversion Cap shall be 1.2%; (6) greater than or equal to five and less than six, then the Conversion Cap shall be 1.6%; (7) greater than or equal to six and less than seven, then the Conversion Cap shall be 2.0%; (8) greater than or equal to seven and less than eight, then the Conversion Cap shall be 2.4%; (9) greater than or equal to eight and less than nine, then the Conversion Cap shall be 2.8%; (10) greater than or equal to nine and less than ten, then the Conversion Cap shall be 3.2%; or (11) greater than or equal to ten, then the Conversion Cap shall be 3.6%.  The Conversion Cap for the Fixed Conversion Weeks shall be 0.4%.  For purposes of this Section 3.1(c): (I) “Outstanding Notes” means all of the Company’s convertible promissory notes, including convertible promissory notes that have been issued by way of payment of interest in kind, held by the Holder as of December 30, 2010, other than any convertible promissory notes issued by the Company to the Holder pursuant to the Purchase Option (as defined in that certain Consent Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended) and any convertible promissory notes issued by the Company to the Holder pursuant to the Purchase Right (as defined in that certain Securities Purchase Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended); (II) “VWCP” means, for any specified period of consecutive Trading Days, the quotient of: (a) the sum of the individual products, calculated for each Trading Day within such period, of (i) the Closing Price for such Trading Day in such specified period multiplied by (ii) the trading volume for the Common Stock for such Trading Day in such specified period as reported by the Trading Market, National Quotation Bureau Incorporated or other reporting organization or agency, as applicable, and (b) the total aggregate trading volume for the Common Stock for all Trading Days in such specified period, as reported by the Trading Market, National Quotation Bureau Incorporated or other reporting organization or agency, as applicable; and (III) “Fixed Conversion Weeks” means the Conversion Weeks commencing on January 3, 2011 and: (a) if the Company effects the reverse stock split approved by the holders of its outstanding convertible promissory notes pursuant to that certain Amendment and Consent Agreement dated as of December 14, 2010 (the “Approved Reverse Stock Split”) on or before February 4, 2011, then February 28, 2011; (b) if the Company effects the Approved Reverse Stock Split after February 4, 2011 and on or before February 11, 2011, then March 7, 2011; (c) if the Company effects the Approved Reverse Stock Split after February 11, 2011 and on or before February 18, 2011, then March 14, 2011; or (d) if the Company does not effect the Approved Reverse Stock Split on or before February 18, 2011, then March 21, 2011.”

(c)           Section 3.1(a) of each April 2009 Note is hereby amended and restated in its entirety to read as follows:

“(a)           Voluntary Conversion.

(i)  At any time and from time to time on or after the date that is six (6) months from the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance and accrued and unpaid interest on the portion of the outstanding principal balance that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (facsimile number (908) 464-1705, Attn.: Raymond P. Warrell, Jr., M.D.) (the “Voluntary Conversion Date”).  The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

(ii)  Notwithstanding the foregoing, For purposes of this Section 3.1(a), “Limitation Period” shall mean the period of time commencing on January 3, 2011, and ending the date that is the earlier of (i) 30 days prior to the Maturity Date and (ii) the date the Company enters into any agreement with respect to any capital raising transaction or offer to, sell to, issue to or exchange with (or make any other type of distribution to) any third party: (x) Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including convertible debt securities, or (y) any instrument representing liabilities for borrowed money.  During the Limitation Period, the Holder hereby agrees that such Holder will not convert this Note on any day of a Monday through Sunday calendar week (each a “Conversion Week”) to the extent that, together with all prior conversions under the Outstanding Notes during such Conversion Week, if any, the total principal amount of the Outstanding Notes that has been converted during such Conversion Week (rounded to the nearest $0.01) exceeds the product of (x) the outstanding principal amount of the Outstanding Notes, multiplied by (y) the Conversion Cap for such calendar week. In determining the “Conversion Cap” for any Conversion Week other than the Fixed Conversion Weeks, if the quotient of (A) the VWCP (as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the Conversion Date) for the Trading Days during the previous Monday through Sunday calendar week ending on the last Trading Day prior to the applicable Conversion Week, divided by (B) the applicable Conversion Price of this Note on the first Trading Day of such Conversion Week is: (1) less than one, then the Conversion Cap shall be 0%; (2) greater than or equal to one and less than two, then the Conversion Cap shall be 0.2%; (3) greater than or equal to two and less than three, then the Conversion Cap shall be 0.4%; (4) greater than or equal to three and less than four, then the Conversion Cap shall be 0.8%; (5) greater than or equal to four and less than five, then the Conversion Cap shall be 1.2%; (6) greater than or equal to five and less than six, then the Conversion Cap shall be 1.6%; (7) greater than or equal to six and less than seven, then the Conversion Cap shall be 2.0%; (8) greater than or equal to seven and less than eight, then the Conversion Cap shall be 2.4%; (9) greater than or equal to eight and less than nine, then the Conversion Cap shall be 2.8%; (10) greater than or equal to nine and less than ten, then the Conversion Cap shall be 3.2%; or (11) greater than or equal to ten, then the Conversion Cap shall be 3.6%.  The Conversion Cap for the Fixed Conversion Weeks shall be 0.4%.  For purposes of this Section 3.1(a): (I) “Outstanding Notes” means all of the Company’s convertible promissory notes, including convertible promissory notes that have been issued by way of payment of interest in kind, held by the Holder as of December 30, 2010, other than any convertible promissory notes issued by the Company to the Holder pursuant to the Purchase Option (as defined in that certain Consent Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended) and any convertible promissory notes issued by the Company to the Holder pursuant to the Purchase Right (as defined in that certain Securities Purchase Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended); (II) “VWCP” means, for any specified period of consecutive Trading Days, the quotient of: (a) the sum of the individual products, calculated for each Trading Day within such period, of (i) the Closing Price for such Trading Day in such specified period multiplied by (ii) the trading volume for the Common Stock for such Trading Day in such specified period as reported by the Trading Market, National Quotation Bureau Incorporated or other reporting organization or agency, as applicable, and (b) the total aggregate trading volume for the Common Stock for all Trading Days in such specified period, as reported by the Trading Market, National Quotation Bureau Incorporated or other reporting organization or agency, as applicable; and (III) “Fixed Conversion Weeks” means the Conversion Weeks commencing on January 3, 2011 and: (a) if the Company effects the reverse stock split approved by the holders of its outstanding convertible promissory notes pursuant to that certain Amendment and Consent Agreement dated as of December 14, 2010 (the “Approved Reverse Stock Split”) on or before February 4, 2011, then February 28, 2011; (b) if the Company effects the Approved Reverse Stock Split after February 4, 2011 and on or before February 11, 2011, then March 7, 2011; (c) if the Company effects the Approved Reverse Stock Split after February 11, 2011 and on or before February 18, 2011, then March 14, 2011; or (d) if the Company does not effect the Approved Reverse Stock Split on or before February 18, 2011, then March 21, 2011.”

(d)           Section 3.5(a) of each B Note and E Note is hereby amended by inserting the following new Section 3.5(a)(vix):

“(vix)           Adjustment for February 10-Day VWCP.  If, on the February Adjustment Date, the VWCP (as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the February Adjustment Date) for the ten (10) consecutive Trading Day period ending on the last Trading Day prior to the February Adjustment Date (the “February 10-Day VWCP”) is less than the December 10-Day VWCP, as defined in the D Notes and as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the February Adjustment Date, then, effective as of the February Adjustment Date, the Conversion Price shall be reduced to a price equal to ten percent (10%) of the February 10-Day VWCP.  The “February Adjustment Date” has the following meaning:  (1) if the Company effects the Approved Reverse Stock Split on or before February 4, 2011, the February Adjustment Date shall be February 26, 2011; (2) if the Company effects the Approved Reverse Stock Split after February 4, 2011 and on or before February 11, 2011, the February Adjustment Date shall be March 5, 2011; (3) if the Company effects the Approved Reverse Stock Split after February 11, 2011 and on or before February 18, 2011, the February Adjustment Date shall be March 12, 2011; and (4) if the Company does not effect the Approved Reverse Stock Split on or before February 18, 2011, the February Adjustment Date shall be March 19, 2011.  The Holder hereby agrees that during the period of time in which the February 10-Day VWCP is calculated as provided above, the Holder will not engage in any short sales of the Maker’s Common Stock.  In addition, the Maker hereby agrees that it will not issue any press releases or file any periodic reports on Form 8-K under the Exchange Act, except where required by law, during the period of time in which the February 10-Day VWCP is being calculated.”

(e)           Section 3.5(a)(viii) of each D Note is hereby amended and restated in its entirety as follows:

“Adjustment for December 10-Day VWCP.  If the VWCP for the ten (10) consecutive Trading Day period ending on the last Trading Day prior to December 31, 2010 (the “December 10-Day VWCP”) is less than $0.10 (as adjusted for the Reverse Stock Split and any other stock splits, combinations, recapitalizations or the like), then effective as of January 1, 2011, the Conversion Price shall be reduced to a price equal to ten percent (10%) of the December 10-Day VWCP.  The Holder hereby agrees that during the period of time in which the December 10-Day VWCP is calculated as provided above, the Holder will not engage in any short sales of the Maker’s Common Stock.  In addition, the Maker hereby agrees that it will not issue any press releases or file any periodic reports on Form 8-K under the Exchange Act, except where required by law, during the period of time in which the December 10-Day VWCP is being calculated.”

(f)           Section 1.2 (b) of the April 2009 Purchase Agreement and Section 4 of the April 2009 Consent Agreement are hereby amended to delete the reference to “F Notes” in each such section and replace such term with “March 2010 Notes”.

4.           Conversion Limitations of June 2008 Notes.  For purposes of this Section 4, “Limitation Period” shall mean the period of time commencing on January 3, 2011, and ending the date that is the earlier of (a) 30 days prior to the Maturity Date and (b) the date the Company enters into any agreement with respect to any capital raising transaction or offer to, sell to, issue to or exchange with (or make any other type of distribution to) any third party: (x) Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including convertible debt securities, or (y) any instrument representing liabilities for borrowed money.  During the Limitation Period, each Holder that holds a June 2008 Notes as of the Effective Date, hereby agrees that such Holder will not convert any such June 2008 Note on any day of a Monday through Sunday calendar week (each a “Conversion Week”) to the extent that, together with all prior conversions under the Outstanding Notes during such Conversion Week, if any, the total principal amount of the Outstanding Notes that has been converted during such Conversion Week (rounded to the nearest $0.01) exceeds the product of (i) the outstanding principal amount of the Outstanding Notes, multiplied by (ii) the Conversion Cap for such calendar week. In determining the “Conversion Cap” for any Conversion Week other than the Fixed Conversion Weeks, if the quotient of (x) the VWCP (as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the Conversion Date) for the Trading Days during the previous Monday through Sunday calendar week ending on the last Trading Day prior to the applicable Conversion Week, divided by (y) the applicable Conversion Price of this Note on the first Trading Day of such Conversion Week is: (A) less than one, then the Conversion Cap shall be 0%; (B) greater than or equal to one and less than two, then the Conversion Cap shall be 0.2%; (C) greater than or equal to two and less than three, then the Conversion Cap shall be 0.4%; (D) greater than or equal to three and less than four, then the Conversion Cap shall be 0.8%; (E) greater than or equal to four and less than five, then the Conversion Cap shall be 1.2%; (F) greater than or equal to five and less than six, then the Conversion Cap shall be 1.6%; (G) greater than or equal to six and less than seven, then the Conversion Cap shall be 2.0%; (H) greater than or equal to seven and less than eight, then the Conversion Cap shall be 2.4%; (I) greater than or equal to eight and less than nine, then the Conversion Cap shall be 2.8%; (J) greater than or equal to nine and less than ten, then the Conversion Cap shall be 3.2%; or (K) greater than or equal to ten, then the Conversion Cap shall be 3.6%.  The Conversion Cap for the Fixed Conversion Weeks shall be 0.4%.  For purposes of this Section 4: (1) “Outstanding Notes” means all of the Company’s convertible promissory notes, including convertible promissory notes that have been issued by way of payment of interest in kind, held by the Holder as of December 30, 2010, other than any convertible promissory notes issued by the Company to the Holder pursuant to the Purchase Option (as defined in that certain Consent Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended) and any convertible promissory notes issued by the Company to the Holder pursuant to the Purchase Right (as defined in that certain Securities Purchase Agreement dated as of April 2, 2009, by and among the Company and the parties listed on Exhibit A thereto, as amended); (2) “VWCP” means, for any specified period of consecutive Trading Days, the quotient of: (I) the sum of the individual products, calculated for each Trading Day within such period, of (a) the Closing Price for such Trading Day in such specified period multiplied by (b) the trading volume for the Common Stock for such Trading Day in such specified period as reported by the Trading Market, National Quotation Bureau Incorporated or other reporting organization or agency, as applicable, and (II) the total aggregate trading volume for the Common Stock for all Trading Days in such specified period, as reported by the Trading Market, National Quotation Bureau Incorporated or other reporting organization or agency, as applicable; and (3) “Fixed Conversion Weeks” means the Conversion Weeks commencing on January 3, 2011 and: (a) if the Company effects the Approved Reverse Stock Split on or before February 4, 2011, then February 28, 2011; (b) if the Company effects the Approved Reverse Stock Split after February 4, 2011 and on or before February 11, 2011, then March 7, 2011; (c) if the Company effects the Approved Reverse Stock Split after February 11, 2011 and on or before February 18, 2011, then March 14, 2011; or (d) if the Company does not effect the Approved Reverse Stock Split on or before February 18, 2011, then March 21, 2011.

5.           Release of Liens, Termination of Security Agreement and Control Account Agreement.  The holders of 66 2/3 % of the outstanding principal amount of the D Notes hereby agree that effective as of the Effective Date: (i) all security interests and other liens at any time granted or held by such Holders as a security for any obligation of the Company under the D Notes shall be deemed automatically released and terminated, (ii) all liabilities, rights and obligations (whether currently accrued or accruing hereafter) of the Company and such Holders under the Security Agreement are irrevocably and completely terminated, cancelled and waived in their entirety, (iii) the Security Agreement and the Account Control Agreement and all rights and obligations thereunder are terminated and of no further force or effect.  In furtherance of the foregoing, each such holder shall take, or cause Tang Capital Partners, L.P., as Agent under the Security Agreement, to take, any and all actions necessary to release such security interests and to terminate the Security Agreement and Account Control Agreement as promptly and as expeditiously as possible.

6.           Amendment of November 2010 Amendment Agreement.

(a)           Section 5 of the November 2010 Amendment Agreement  is hereby amended and restated in its entirety to read as follows:

“5.           Consideration.  In consideration of the amendment set forth in Sections 2, 3 and 4 above, the Company hereby agrees that from the Effective Date until September 30, 2011 it will not effect any of the Reverse Stock Splits without the approval of (i) the holders of at least 66 2/3% of the combined principal amount of the B Notes outstanding as of the Effective Date, (ii) the holders of at least 66 2/3% of the combined principal amount of the C Notes outstanding as of the Effective Date, (iii) the holders of at least 66 2/3% of the combined principal amount of the D Notes outstanding as of the Effective Date, (iv) the holders of at least 66 2/3% of the combined principal amount of the E Notes outstanding as of the Effective Date, (v) the holders of at least two-thirds of the principal amount of the outstanding September 2009 Notes as of the Effective Date, and (vi) the holders of at least two-thirds of the principal amount of the outstanding April 2009 Notes as of the Effective Date.  Notwithstanding the foregoing, after the date the reverse stock split approved by the Holders on December 14, 2010 is effected, the Company may effect any other Reserve Stock Split that the Board of Directors deems to be in the best interest of the Company and its stockholders to avoid imminent Event of Default under Section 2.1(g) of any outstanding Notes at such time prior to such date.”

7.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(b) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

8.           Entire Agreement; Amendment. The amendments and covenants set forth in Sections 2 through 6 of this Agreement shall become effective on the Effective Date.  Except as modified by this Agreement, the Notes shall remain in full force and effect in accordance with their terms.  This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by (i) the Company, (ii) the holders of at least 66 2/3% of the combined principal amount of the B Notes outstanding as of the Effective Date, (iii) the holders of at least 66 2/3% of the combined principal amount of the C Notes outstanding as of the Effective Date, (iv) the holders of at least 66 2/3% of the combined principal amount of the D Notes outstanding as of the Effective Date, (v) the holders of at least 66 2/3% of the combined principal amount of the E Notes outstanding as of the Effective Date, (vi) the holders of at least two-thirds of the principal amount of the outstanding July 2009 Notes as of the Effective Date, (vii) the holders of at least two-thirds of the principal amount of the outstanding September 2009 Notes as of the Effective Date, and (viii) the holders of at least two-thirds of the principal amount of the outstanding April 2009 Notes as of the Effective Date.  The Holders acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Holders.

9.           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-3966
Telecopy No.: (908) 464-1705

with copies to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540
Attention: Emilio Ragosa
Telephone No.: (609) 919-6633
Telecopy No.: (609) 919-6701

If to any Holder:
At the address of such Holder set forth on the signature page to this Agreement, with copies to Holder’s counsel as set forth on the signature page to this Agreement or as specified in writing by such Holder, with a copy to:

With a copy to:	Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Steven M. Przesmicki
Telephone No.: (858) 550-6070
Telecopy No.: (858) 550-6420

 Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

10.           Waivers. No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

11.           Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

12.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Holders may assign the rights under this Agreement without the consent of the Company.

13.           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

14.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

15.           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

16.           Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

17.           Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

18.           Further Assurances. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties have caused this Amendment And Consent Agreement to be executed as of the Effective Date.

GENTA INCORPORATED
By:	/s/ Raymond P. Warrell, Jr., M.D.
Name:	Raymond P. Warrell, Jr., M.D.
Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGES CONTINUE]

[HOLDER SIGNATURE PAGES TO AMENDMENT AND CONSENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Consent Agreement to be duly executed by their respective authorized signatories as of the __ day of December 2010.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Holder:________________________________________________

Fax Number of Holder: ________________________________________________

Amount outstanding under each Note held:

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as address for notice):

[SIGNATURE PAGES CONTINUE]

Exhibit A
Holders and their respective outstanding Notes (1)

(1)  Prepared to the Best of the Company’s Knowledge.